UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 22, 2016

Date of report (Date of earliest event reported)

PICO HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

California (State or other Jurisdiction of Incorporation or Organization)	33-36383 (Commission File Number)	94-2723335 (IRS Employer Identification No.)

7979 Ivanhoe Avenue, Suite 300

La Jolla, California  92037

(Address of principal executive offices) (Zip code)

Registrant’s Telephone Number, Including Area Code:  (888) 389-3222

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 22, 2016, PICO Holdings, Inc., a California corporation (the “Company”), entered into an agreement (the “Agreement”) with Leder Holdings, LLC, LH Brokerage, LLC, Leder Holdings Opportunity Fund LLC and Sean M. Leder (collectively, the “Investor Group”).

Pursuant to the Agreement, the Investor Group has agreed to withdraw the consents delivered to the Company on or about March 17, 2016 and the Investor Group’s request for the Company to call a special shareholders’ meeting, and has agreed, not to, alone or in concert with others, take any action during the Standstill Period (as defined below) to, directly or indirectly, request, or cause any person to request, the Company to call a special shareholders’ meeting or to otherwise cause or facilitate (i) any changes in the composition of the Company’s board of directors (the “Board”), (ii) any amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”), or (iii) other changes to the governance of the Company. The Investor Group has also agreed to irrevocably terminate all solicitation and other activities related, directly or indirectly, to the special shareholders’ meeting that is referenced in the preliminary proxy statement filed by the Investor Group with the U.S. Securities and Exchange Commission on March 16, 2016 (the “Investor Group Special Meeting”), the solicitation of consents to require the Company to call the Investor Group Special Meeting, or the solicitation of proxies or voting instruction forms with respect to any nominees for election to the Board or proposals to be considered at the Investor Group Special Meeting.

Under the terms of the Agreement, the Investor Group has agreed to certain standstill provisions with respect to the Investor Group’s actions with regard to the Company and its common stock, par value $0.001 per share for the duration of the Standstill Period which is defined in the Agreement as the period commencing on the date of the Agreement and ending at 11:59 p.m., Pacific Time, on the date that is the earlier of (x) ten (10) calendar days prior to the expiration of the advance notice period for the submission by shareholders of director nominations for consideration at the Company’s 2018 Annual Meeting of Shareholders (as set forth in the advance notice provisions of the Bylaws) and (y) one hundred (100) calendar days prior to the first anniversary of the Company’s 2017 Annual Meeting of Shareholders.

Pursuant to the Agreement, the Company has agreed to pay the Investor Group a fixed maximum amount of $200,000 as reimbursement for legal fees and expenses the Investor Group represented in the Agreement that it had actually and reasonably incurred in connection with the matters related to seeking consents from shareholders to require the Company to call the Investor Group Special Meeting, seeking shareholder support for the proposals the Investors intended to bring before the Investor Group Special Meeting, seeking proxies from shareholders in favor of such proposals, and the negotiation and execution of the Agreement.

The Company and the Investor Group have also agreed to mutual non-disparagement provisions. In addition, the Company and the Investor Group agreed to a mutual release of claims.

The foregoing description of the Agreement is qualified in its entirely by reference to the full text of the Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

A copy of the press release issued by the Company on March 22, 2016 announcing the execution of the Agreement is attached hereto as Exhibit 99.1. The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description of Exhibit

10.1	Agreement dated March 22, 2016, among PICO Holdings, Inc. and Leder Holdings, LLC, LH Brokerage, LLC, Leder Holdings Opportunity Fund LLC and Sean M. Leder

99.1	PICO Holdings, Inc. Press Release issued on March 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2016

PICO HOLDINGS, INC.

By:	/s/ Maxim C. W. Webb
Maxim C. W. Webb
Executive Vice President, Chief Financial Officer, Treasurer, and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Agreement dated March 22, 2016, among PICO Holdings, Inc. and Leder Holdings, LLC, LH Brokerage, LLC, Leder Holdings Opportunity Fund LLC and Sean M. Leder

99.1	PICO Holdings, Inc. Press Release issued on March 22, 2016